Exhibit 6.1

RENEWAL AND MODIFICATION AGREEMENT

This Renewal and Modification Agreement (this “Agreement”), effective as of October 28, 2005, is made by and among CaminoSoft Corp., a California corporation (“Borrower”), BFS US Special Opportunities Trust PLC (“Lender”), and RENN Capital Group, Inc., a Texas corporation (“Agent”).

Borrower is indebted to Lender under the terms of a loan (the “Loan”) evidenced by that certain 6.00% Convertible Debenture dated November 27, 2002 in the aggregate amount of $1,750,000 (the “Debenture”) and that certain Convertible Loan Agreement dated as of November 27, 2002 by and among Borrower, BFS US Special Opportunities Trust PLC and Agent (the “Loan Agreement”) and certain other instruments, as each may have been previously renewed, modified or extended (such instruments, and any others which evidence, guaranty, secure or modify the Loan, as any or all of them may have been amended or modified to date and whether or not executed by Borrower, shall hereinafter be collectively referred to as the “Loan Documents”). Payment of the Debenture is secured by the security interests in all or substantially all of the assets of Borrower. The parties hereto wish to modify, renew and extend the maturity of the Debenture. Accordingly, the parties hereto agree as follows:

1.  Modification. The Debenture is hereby modified and amended such that the maturity date of the Debenture is changed so that payment of the unpaid Principal Amount (as defined in the Debenture), and all accrued and unpaid interest and any other charges, fees and payments due under the Loan Agreement shall be due and payable in full on May 27, 2007. Except as modified and amended pursuant to the terms of this Agreement, the Loan Documents, including without limitation the Debenture, shall remain in full force and effect in accordance with their respective terms.

2.  Reaffirmation of Loan. Borrower: (a) reaffirms its obligations under the Loan Documents, as modified herein; and (b) confirms to Lender all security interests and liens heretofore granted to secure payment and performance of the Debenture.

3.  Consideration. In consideration for renewal and modification of the Debenture as set forth in this Agreement, the receipt and sufficiency of which is hereby acknowledged, concurrently with the execution and delivery of this Agreement, Borrower hereby agrees to grant to Lender a warrant to purchase 175,000 shares (the “Warrant Shares”) of common stock, no par value, of Borrower pursuant to the terms and conditions of that certain Warrant for the Purchase of 175,000 Shares of Common Stock attached as Exhibit A hereto (the “Warrant”), which such Warrant Borrower shall execute and deliver to Borrower upon the execution and delivery of this Agreement.

4.  No Claims or Defenses. Borrower confirms and acknowledges that it has no claims, offsets, counterclaims or defenses with respect to (i) the payment of the Loan; (ii) the payment of any other sums due under the Loan Documents; (iii) the performance of any Borrower’s obligations under the Loan Documents; or (iv) any liability under any of the Loan Documents.

5.  Registration Rights. Borrower hereby agrees and acknowledges that the Warrant Shares shall constitute “Registrable Securities” as defined in, and in accordance with, the Loan Agreement, and that the Lender shall be entitled to all of the rights of a holder of Registrable Securities pursuant to Article IX of the Loan Agreement with respect to the Warrant Shares. Without limiting the foregoing, Borrower hereby covenants, agrees and acknowledges that all, and not less than all, of the Warrant Shares will be included in the next Piggy-Back Registration Statement (as defined in the Loan Agreement) filed by Borrower, after giving effect to any cutbacks or other similar rights in connection with such Piggy-Back Registration Statement.

6.  Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the state provided for in the Debenture, without reference to conflict of law principles.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first stated above.

Dated: ___________________, 2005	BORROWER: CaminoSoft Corp. By:_________________________________________ Stephen Crosson Chief Operating Officer and Chief Financial Officer
LENDER: BFS US Special Opportunities Trust PLC By:_________________________________________ Russell Cleveland, President RENN Capital Group, Inc., Investment Advisor
AGENT: RENN Capital Group, Inc. By:__________________________________________ Russell Cleveland President

Exhibit A

Warrant for the Purchase of 175,000 Shares of Common Stock